Exhibit 99.1
NEWS RELEASE
February 12, 2020

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Director, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HAWAIIAN ELECTRIC INDUSTRIES, INC. APPOINTS EVA ZLOTNICKA TO
BOARD OF DIRECTORS
Enters into agreement with ValueAct Spring Fund that paves the way for constructive relationship aligned with Hawaii’s environmental policies
ValueAct commits to supporting all HEI nominees at 2020 annual meeting

HONOLULU - February 12, 2020 - Hawaiian Electric Industries, Inc. (NYSE: HE) (“HEI” or the “Company”) today announced the appointment of Eva Zlotnicka to the Board, effective immediately. In addition, Ms. Zlotnicka has been added to the HEI Board’s Compensation Committee.
“We welcome Eva to the HEI Board,” said Jeff Watanabe, Chairman of the Board. “Eva’s investment experience in environmental, social, and governance initiatives, as well as academic background in environmental science, will complement the diverse experience of our directors. We look forward to her contributions to the Board as we work with management to pursue some of the nation’s most ambitious renewable energy goals, serve our customers and communities affordably, sustainably and reliably, and drive long-term value for all of our stakeholders, including our shareholders.”
Ms. Zlotnicka is a Managing Director of the Spring Fund and Head of Stewardship at ValueAct Capital. Prior to joining ValueAct Capital in February 2018, Ms. Zlotnicka was an environmental, social and governance equity research analyst and a fixed income and derivatives analyst at Morgan Stanley. Ms. Zlotnicka also serves on the board of Unifi, Inc.
Ms. Zlotnicka said, “I’m honored to be joining the HEI board. ValueAct was first attracted to HEI because of its record of progress supporting Hawaii’s commitment to the environment and carbon neutrality. Over the past 18 months, we have established a great appreciation for the State of Hawaii’s unique commitment to renewable energy. We look forward to working with the Company’s leadership as it continues to do what is right for its customers and communities, and I am excited to work with the Company in support of these important goals.”
Jeff Ubben, Founder and Chairman of ValueAct and Co-Portfolio Manager of the ValueAct Spring Fund, said, “We appreciate HEI's collaborative approach and look forward to supporting their efforts going forward.”
In conjunction with Ms. Zlotnicka’s appointment, HEI has entered into an agreement with ValueAct Capital containing customary terms including a commitment by ValueAct to vote in favor of the HEI Board’s nominees at the 2020 annual meeting. In addition to Ms. Zlotnicka, the Board has nominated for re-election current directors Peggy Y. Fowler, Micah A. Kane and Keith P. Russell. The full agreement between HEI and ValueAct will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About HEI
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current, LLC. Hawaii is pursuing some of the most aggressive climate goals in the U.S., including a 100% renewable energy portfolio standard for electricity and a carbon-neutral goal for the entire economy. HEI is deeply involved in helping Hawaii achieve these goals.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business, and international, national and local economic, environmental, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s and Hawaiian Electric’s Annual Report on Form 10-K for the year ended December 31, 2018 and HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the release, report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American Savings Bank and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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